                                                                    EXHIBIT 10.1

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                    ----------------------------------------

                            ZIFF DAVIS HOLDINGS INC.
                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

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                           Dated as of August 12, 2002




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

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----

List of Exhibits ....................................................................ii
List of Disclosure Schedules ........................................................ii
Section 1.     Authorization and Closing .............................................2
        1A.    Authorization of the Series D Preferred ...............................2
        1B.    Purchase and Sale of the Series D Preferred; Exchange of Series B
               Preferred and Series C Preferred ......................................2
        1C.    The Closing ...........................................................3
Section 2.     Conditions of the Purchasers' Obligation at the Closing ...............3
        2A.    Representations and Warranties ........................................3
        2B.    Completion of the Restructuring .......................................3
        2C.    Issuance of the Warrants ..............................................3
        2D.    Amendment to the Investor Rights Agreement ............................4
        2E.    Stockholder Approval ..................................................4
        2F.    Closing Documents .....................................................4
        2G.    Proceedings ...........................................................4
        2H.    Compliance with Applicable Laws .......................................4
        2I.    Waiver ................................................................4
Section 3.     Conditions of the Company's Obligation at Closing .....................5
        3A.    Representations and Warranties ........................................5
        3B.    No Action .............................................................5
Section 4.     Transfer of Restricted Securities .....................................5
        4A.    Opinion Delivery ......................................................5
        4B.    Legend ................................................................5
        4C.    Legend Removal ........................................................6
Section 5.     Representations and Warranties of the Company .........................6
        5A.    Organization, Corporate Power and Licenses ............................6
        5B.    Capital Stock and Related Matters .....................................6
        5C.    Authorization; No Breach ..............................................7
        5D.    Litigation, etc .......................................................8
        5E.    Brokerage .............................................................8
        5F.    Governmental Consent, etc .............................................8
        5G.    Investment Company ................................................... 8
        5H.    Company Reports; Financial Statements .................................8
Section 6.     Representations and Warranties of the Purchasers ......................9
        6A.    Purchasers' Investment Representations ................................9
        6B.    Investment Representations ............................................9

        6C.    No Breach ............................................................ 9
        6D.    Organization and Limited Partnership Power ........................... 9
        6E.    Brokerage ............................................................10
Section 7.     Definitions ..........................................................10
Section 8.     Miscellaneous ........................................................11
        8A.    Expenses .............................................................11
        8B.    Indemnification ......................................................11
        8C.    Survival of Representations and Warranties ...........................11
        8D.    Remedies .............................................................11
        8E.    Consent to Amendments ................................................12
        8F.    Successors and Assigns ...............................................12
        8G.    Severability .........................................................12
        8H.    No Third Party Beneficiaries ........................................ 12
        8I.    Counterparts ........................................................ 12
        8J.    Descriptive Headings; Interpretation .................................12
        8K.    Governing Law ........................................................12
        8L.    Notices ..............................................................13
        8M.    No Strict Construction ...............................................13
LIST OF EXHIBITS AND SCHEDULES ......................................................15

Schedules and Exhibits
----------------------

List of Exhibits
List of Schedules

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT
                   -------------------------------------------

          THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of August 12, 2002, by and among Ziff Davis Holdings Inc., a Delaware corporation (the "Company"), and the purchasers listed on the attached Schedule of Purchasers (the "Purchasers"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

          WHEREAS, the Company is entering into this Agreement as part of the restructuring (the "Restructuring") of the Company and its principal operating subsidiary, Ziff Davis Media Inc. ("Ziff Davis Media"), pursuant to which the Company and Ziff Davis Media will: (A) exchange $237,720,000 of the outstanding 12% Senior Subordinated Notes due 2010 of Ziff Davis Media (the "Old Notes") for a combination of $21,157,800 cash consideration (except for the Willis Stein Purchasers who will receive 7,368.6 shares of Series D Preferred Stock of the Company, par value $.01 per share as partial consideration for exchanging their Old Notes pursuant to the Restructuring), new senior subordinated compounding notes of Ziff Davis Media (the "New Notes") in the aggregate principal amount of $90,333,600 due on the seventh anniversary of the effective date of the Restructuring (the "Restructuring Date"), shares of a new series E redeemable preferred stock of the Company having an aggregate liquidation preference of $28,526,400 (the "Series E Preferred"), and warrants with an exercise price of $0.001 per share to purchase shares of the Company's common stock representing an aggregate of 5,229,840 shares of the Company's common stock (such transaction being referred to as the "Senior Note Exchange"), (B) issue warrants to the Purchasers with an exercise price of $0.001 per share to purchase 38,568,771 shares of the Company's common stock pursuant to a warrant agreement (the "Warrant Agreement"), and (C) cause the indebtedness of the Ziff Davis Media under its existing bank facility to be amended and restated with certain negotiated modifications (the "Senior Credit Amendment"). The Company and Ziff Davis Media intend to effect the contemplated Restructuring through an exchange offer pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), or, if certain conditions to the exchange offer are not satisfied, through a pre-packaged bankruptcy proceeding.

          WHEREAS, the Purchasers desire to purchase 59,531.4 shares of Series D Preferred for an aggregate cash purchase price of $59,531,400 as part of the Restructuring.

          WHEREAS, Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. (collectively, the "Willis Stein Purchasers") and the Company entered into a Stock Purchase Agreement on April 30, 2002 (the "April Series B and Series C Stock Purchase Agreement") pursuant to which the Willis Stein Purchasers purchased for $3,000,000 an aggregate of 2,850 shares of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), and 150 shares of the Company's Series C Preferred Stock, par value $.01 per share (the "Series C Preferred").

          WHEREAS, the Willis Stein Purchasers and the Company entered into a Stock Purchase Agreement on May 31, 2002 (the "May Series B and Series C Stock Purchase

Agreement") pursuant to which the Willis Stein Purchasers purchased for $3,100,000 an aggregate of 2,945 shares of the Series B Preferred and 155 shares of the Series C Preferred.

          WHEREAS, the Willis Stein Purchasers and the Company entered into a Stock Purchase Agreement on June 28, 2002 (the "June Series B and Series C Stock Purchase Agreement") pursuant to which the Willis Stein Purchasers purchased for $4,000,000 an aggregate of 3,800 shares of the Series B Preferred and 200 shares of the Series C Preferred.

          WHEREAS, the Willis Stein Purchasers and the Company entered into a Stock Purchase Agreement on August 8, 2002 (the "August Series B and Series C Stock Purchase Agreement") pursuant to which the Willis Stein Purchasers purchased for $3,000,000 an aggregate of 2,850 shares of the Series B Preferred and 150 shares of the Series C Preferred.

          WHEREAS, pursuant to the April Series B and Series C Stock Purchase Agreement, May Series B and Series C Stock Purchase Agreement, the June Series B and Series C Stock Purchase Agreement and August Series B and Series C Stock Purchase Agreement concurrently with consummation of the Restructuring, the Willis Stein Purchasers shall exchange their shares of Series B Preferred and Series C Preferred that were purchased under the April Series B and Series C Stock Purchase Agreement, May Series B and Series C Stock Purchase Agreement, the June Series B and Series C Stock Purchase Agreement and the August Series B and Series C Stock Purchase Agreement for the number of shares of Series D Preferred that have an aggregate liquidation value equal to the aggregate liquidation value (i.e., stated value plus accumulated and unpaid dividends) of such shares of Series B Preferred and Series C Preferred.

          WHEREAS, the Willis Stein Purchasers will receive, as partial consideration for exchanging their Old Notes pursuant to the Restructuring, 7,368.6 shares of Series D Preferred from the Company, in lieu of cash payable in respect thereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          Section 1. Authorization and Closing.

          1A. Authorization of the Series D Preferred

          1B. Purchase and Sale of the Series D Preferred; Exchange of Series B Preferred and Series C Preferred. On the basis of the representations, warranties, covenants and agreements set forth herein, but subject to the terms and conditions set forth herein (including without limitation the condition set forth in Section 1C below), at the Closing the Company shall:

          (i) Sell to the Purchasers and the Purchasers shall purchase from the Company an aggregate of 59,531.4 shares of Series D Preferred for an aggregate cash purchase price of $59,531,400, which shares of Series D Preferred shall be purchased by the Purchasers in accordance with the Schedule of Purchasers attached hereto.

          (ii) Issue to the Willis Stein Purchasers in exchange for the Series B Preferred and Series C Preferred purchased by the Willis Stein Purchasers pursuant to the April Series B and Series C Stock Purchase Agreement, May Series B and Series C Stock Purchase Agreement June Series B and Series C Stock Purchase Agreement, and August Series B and Series C Stock Purchase Agreement, the number of shares of Series D Preferred that have an aggregate liquidation value equal to the aggregate liquidation value (i.e., stated value plus accumulated and unpaid dividends) of such shares of Series B Preferred and Series C Preferred, which number of shares shall be set forth on the Schedule of Purchasers attached hereto.

          (iii) Issue to the Willis Stein Purchasers, as partial consideration for exchanging their Old Notes pursuant to the Restructuring and in lieu of cash otherwise payable in respect thereof, 7,368.6 shares of Series D Preferred in respect of the $61,405,000 principal amount of Old Notes tendered by the Willis Stein Purchasers.

          1C.   The Closing. The closing of the purchase and sale of the Series
D Preferred and exchange of Series B Preferred and Series C Preferred (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601, at 10:00 a.m. central time on August 12, 2002, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver (i) to each Purchaser stock certificates evidencing the Series D Preferred to be purchased by each such Purchaser, registered in the Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers; and (ii) to each Willis Stein Purchaser stock certificates evidencing the Series D Preferred to be issued to each such Willis Stein Purchaser, registered in such Willis Stein Purchaser's or its nominee's name, upon delivery of the stock certificates evidencing the Series B Preferred and Series C Preferred to be exchanged by such Willis Stein Purchaser.

          Section 2. Conditions of the Purchasers' Obligation at the Closing. The obligations of the Purchasers to purchase and pay for the Series D Preferred and the Willis Stein Purchasers to exchange Series B Preferred and Series C Preferred for shares of Series D Preferred at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A.   Representations and Warranties. The representations and
warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made.

          2B.   Completion of the Restructuring. All transactions contemplated as part of the Restructuring, including without limitation the Senior Note Exchange and the Senior Credit Amendment shall have been completed.

          2C.   Issuance of the Warrants. The Company shall have executed the
Warrant Agreement and any and all conditions to the issuance of the warrants contained therein shall have been satisfied.

          2D.   Amendment to the Investor Rights Agreement. The Company and a
majority of the holders of each class of Company common and preferred stock shall have entered into an amendment to the Investor Rights Agreement in the form attached as Exhibit B, and such amendment shall have become effective.

          2E.   Stockholder Approval. The Stockholders shall have approved the
Fifth Amended and Restated Certificate of Incorporation, the Company shall have filed such certificate with the Secretary of State of Delaware, and such certificate shall be in full force and effect, and shall not have been further amended or modified.

          2F.   Closing Documents. The Company shall have delivered to the
Purchaser all of the following documents:

          (i) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the filing of the Company's Fifth Amended and Restated Certificate of Incorporation, the issuance and sale of the Series D Preferred, the exchange of the Series B Preferred and Series C Preferred and the consummation of all other transactions contemplated by this Agreement (the "Transactions");

          (ii) certified copies of the resolutions duly adopted by Ziff Davis Media's board of directors authorizing and approving the Restructuring and the execution, delivery and performance of the various instruments and agreements to which it is or will be a party as part of the Restructuring;

          (iii) certified copies of the Company's Fifth Amended and Restated Certificate of Incorporation and Bylaws, each as in effect at the Closing;

          (iv) certificates evidencing the Series D Preferred, issued in the Purchasers' respective names; and

          (v) such other documents relating to the Transactions as the Purchasers or their special counsel may reasonably request.

          2G.   Proceedings. All corporate and other proceedings taken or
required to be taken by the Company in connection with the Transactions to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers.

          2H.   Compliance with Applicable Laws. The purchase of the securities by the Purchasers hereunder shall not be prohibited by any applicable law or governmental rule or regulation.

          2I.   Waiver. Any condition specified in this Section 2 may be waived if consented to by the Purchasers holding a majority of the outstanding Common Stock of the Company (calculated on an as-if converted basis).

          Section 3. Conditions of the Company's Obligation at Closing. The obligations of the Company to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

          3A. Representations and Warranties. The representations and warranties contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made.

          3B. No Action. No action or proceeding before any court or government body will be pending or, to the knowledge of the Company, threatened which, in the reasonable judgment of the Company, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          3C. Completion of the Restructuring. The transactions contemplated by the Restructuring shall have been consummated.

          3D. Amendment of April Series B and Series C Stock Purchase Agreement, May Series B and Series C Stock Purchase Agreement June Series B and Series C Stock Purchase Agreement and August Series B and Series C Stock Purchase Agreement. The Company and the Willis Stein Purchasers shall have entered into an amendment to the April Series B and Series C Stock Purchase Agreement, May Series B and Series C Stock Purchase Agreement, June Series B and Series C Stock Purchase Agreement and August Series B and Series C Stock Purchase Agreement in the form attached as Exhibit C, and such amendment shall have become effective.

          Section 4. Transfer of Restricted Securities.

          4A. Opinion Delivery. In connection with the transfer of any shares of Restricted Stock upon the request of the Company, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of shares of Restricted Stock may be effected without registration of such shares under the Securities Act. In addition, if the holder of the shares of Restricted Stock delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such shares which do not bear the Securities Act legend set forth in Section 4B. If the Company is not required to deliver new certificates for such shares not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this
Section 4.

          4B. Legend. Each certificate representing shares of Restricted Stock shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on August 12, 2002, and have not been registered under the Securities Act of 1933, as amended or any applicable state securities laws. The transfer of the securities represented by this certificate is subject to the conditions specified in a Stock Purchase Agreement dated as of August 12, 2002 and an Investor Rights Agreement, dated as of April 5, 2000 as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          4C. Legend Removal. If any shares of Restricted Stock become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Stock, remove the legend set forth in Section 4B from the certificates for such Restricted Stock.

          Section 5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Series D Preferred hereunder and to the Willis Stein Purchasers to exchange the Series B Preferred and Series C Preferred hereunder, the Company hereby represents and warrants to each Purchaser as of the date hereof as follows:

          5A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement (including, without limitation, the issuance of the Series D Preferred). The copies of the Company's Fifth Amended and Restated Certificate of Incorporation and Bylaws which have been furnished to the Purchasers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B. Capital Stock and Related Matters.

          (i) As of the Closing, the authorized capital stock of the Company shall consist of (a) 100,000,000 shares of Common Stock, of which 2,361,326 shares shall be issued and outstanding; (b) 400,000 shares of Series A Preferred Stock, $.01 par value per share, of which 329,127.5 shares shall be issued and outstanding, (c) 142,500 shares of Series B Preferred, of which 98,285.57 shares shall be issued and outstanding, (d) 7,500 shares of Series C Preferred, of which 5,172.92 shares shall be issued and outstanding (and convertible into 8,621,541 shares of Common Stock), (e) 100,000 shares of Series D Preferred, of which 80,207.27 shares shall be issued and outstanding, (f) 30,000 shares of Series E Preferred Stock, $.01 par value per share, of which 28,526.40 shares shall be issued and outstanding and (g)

30,000 shares of Series E-1 Preferred Stock, $.01 par value per share, of which 0 shares shall be issued and oustanding as of the Closing. The attached Capitalization Schedule sets forth the ownership of the Company as of and immediately after the Closing. As of the Closing, the Company shall not have outstanding (or any commitments to issue) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached Capitalization Schedule. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock except as set forth on the attached Capitalization Schedule. All of the outstanding shares of the Company's capital stock are, and as of the Closing shall be, validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Series D Preferred hereunder or any other capital stock or other securities of the Company, except as set forth in the Investor Rights Agreement and the Company's Fifth Amended and Restated Certificate of Incorporation. Based upon the representations and warranties of the Purchasers set forth herein, and to the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or other securities, and the offer, sale and issuance of the Series D Preferred hereunder do not require registration under the Securities Act or any applicable state securities laws. To the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Investor Rights Agreement and executive stock agreements between the Company and certain of its executives. The Company has not granted any registration rights other than under the Investor Rights Agreement and the Registration Rights Agreement between the Company and the holders of Series E Preferred.

          5C. Authorization; No Breach. The execution, delivery and performance of this Agreement (including the issuance and delivery of the Series D Preferred hereunder) and the Company's Fifth Amended and Restated Certificate of Incorporation have been duly and validly authorized by the Company's board of directors. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Series D Preferred hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to, the Fifth Amended and Restated Certificate of Incorporation or Bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

          5D. Litigation, etc. Except as disclosed in the Company's Transition Report on Form 10-K for the transition period from April 1, 2001 to December 31, 2001 and Form 10-Q for the quarterly period ended March 31, 2002, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's actual knowledge, threatened against the Company or pending or threatened by the Company against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement) or otherwise.

          5E. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company.

          5F. Governmental Consent, etc. To the actual knowledge of the Company:
(i) no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of the Transactions and (ii) no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority was required in connection with the formation of the Company, other than filing with the Delaware Secretary of State.

          5G. Investment Company. The Company is not an "investment company" as defined under the Investment Company Act of 1940, as amended.

          5H. Company Reports; Financial Statements. The Company has made available to the Purchasers each registration statement, report, proxy statement or information statement prepared by it since April 15, 2001, including the Company's Transition Report on Form 10-K for the transition period from April 1, 2001 to December 31, 2001 and Form 10-Q for the quarterly period ended March 31, 2002 in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company Reports"). As of their respective dates, (or, if amended, as of the date of such amendment) the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof and prior to the date of the Closing will not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or will fairly present in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations and statements of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or will fairly present in all material respects, the results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

          Section 6. Representations and Warranties of the Purchasers.

          6A.   Purchasers' Investment Representations. As a material inducement to the Company to enter into this Agreement and to sell the Series D Preferred hereunder, each Purchaser represents and warrants, severally and not jointly, to the Company as of the date hereof as follows:

          6B.   Investment Representations.

          (i) Such Purchaser is acquiring the Restricted Stock purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, was not organized or reorganized for the purpose of purchasing the Restricted Stock purchased hereunder, and conducts other business or holds other investments; provided that nothing contained herein shall prevent such Purchaser and subsequent holders of Restricted Stock from transferring such securities in compliance with the provisions of Section 3 hereof and the Investor Rights Agreement.

          (ii) Such Purchaser is an "accredited investor" (as defined) under Regulation D under the Securities Act, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Series D Preferred.

          (iii) Such Purchaser is able to bear the economic risk of its investment in the Series D Preferred for an indefinite period of time because the Series D Preferred has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

          (iv) Such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Series D Preferred and has had full access to such other information concerning the Company as it has requested.

          (v) Such Purchaser is a resident of the state indicated in its address as set forth on the Schedule of Purchasers attached hereto.

          6C.   No Breach. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Purchaser does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is a party or any judgment, order or decree to which such Purchaser is subject.

          6D. Organization and Limited Partnership Power. Such Purchaser is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the state of its formation. Such Purchaser possesses all requisite corporate or limited partnership power and authority, as applicable, to carry out the transactions contemplated by this Agreement.

          6E. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such Purchaser.

          6F. No Liens. There are no liens or other encumbrances on each share of Series B Preferred and Series C Preferred delivered by such Purchaser to the Company pursuant to Section 1C hereof.

          Section 7. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Executive Stock Agreements" means, collectively, the executive stock agreement between the Company and its executives.

          "Investor Rights Agreement" means the that certain agreement dated as of April 5, 2000, as amended, by and among the Company and its stockholders.

          "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's actual knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Restricted Stock" means (i) the Series D Preferred issued hereunder, and (ii) any Series D Preferred issued with respect to the Series D Preferred referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Restricted Stock, such shares shall cease to be Restricted Stock when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 4B have been delivered by the Company. Whenever any particular securities cease to be Restricted Stock, the holder thereof shall be entitled to receive from the Company, without expense, new shares of like tenor not bearing a Securities Act legend of the character set forth in Section 4B.

          "Securities and Exchange Commission" means the U.S. Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          Section 8. Miscellaneous.

          8A. Expenses. The Company shall pay to the Purchasers, and hold the Purchasers harmless against liability for the payment of, (i) the reasonable fees and expenses of its special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby and (iii) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Fifth Amended and Restated Certificate of Incorporation.

          8B. Indemnification. The Company hereby covenants and agrees to indemnify and hold harmless the Purchasers, their respective officers, directors, stockholders, affiliates, successors, assigns, agents and other representatives, from and against any and all damages, losses, claims, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), resulting from any material breach of any of the representations, warranties or covenants of the Company under this Agreement.

          8C. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf, through the first anniversary of the Closing; provided, however, that the representations and warranties contained in Section 5B, Section 5C and Section 5E hereof shall survive the Closing for the applicable statute of limitations, giving effect to any waiver, mitigation or extension thereof. Notwithstanding the foregoing, the Purchasers shall not be entitled to receive, and the Company shall not be permitted to make, any cash payment from the Company to the Purchasers as a result of the Company's breach of any of the representations and warranties contained herein or made in writing by the Company in connection herewith until the New Notes have been paid in full in cash, together will all interest and premium, if any. If any such cash payments are deferred pursuant to the immediately preceding sentence, the Company shall immediately make such deferred payment (together with interest on the amount so deferred calculated at a per annum rate equal to the Prime Rate (as defined below) for the period from when the payment was initially deferred until the time of actual payment) immediately upon the payment in full in cash of the New Notes (together with all interest and premium, if any). For purposes hereof, "Prime Rate" shall mean the variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the "prime rate" at large United States money centers.

          8D. Remedies. The Purchasers shall have all rights and remedies set forth in this Agreement, the Investor Rights Agreement, the Fifth Amended and Restated Certificate of Incorporation and all rights and remedies which the Purchasers have been granted at any time under any other agreement or contract and all of the rights which the Purchasers have under any law. The Purchasers shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          8E. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Purchasers holding a majority of the outstanding Common Stock of the Company.

          8F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as a purchaser or holder of Series D Preferred are also for the benefit of, and enforceable by, any subsequent holder of such Series D Preferred.

          8G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8H. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

          8I. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          8J. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          8K. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          8L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been validly served, given or delivered to the person set forth below (a) if sent by registered or certified mail in the United States, return receipt requested, upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), one Business Day after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a Business Day, and if received after 5:00 p.m. or on a day other than a Business Day, on the next following Business Day, but only if also sent by reputable overnight air courier within one Business Day following transmission; or (d) if otherwise actually personally delivered, when so delivered. Such notices, demands and other communications shall be sent to the Purchasers at the addresses indicated on the Schedule of Purchasers attached hereto or the Series D Election of such Purchaser and to the Company at the following address:

          Ziff Davis Holdings Inc.
          28 East 28th Street
          New York, NY 10016
          Telecopy: (212) 503-3550
          Attention: Chief Executive Officer

          with a copy to:

          Ziff Davis Holdings Inc.
          28 East 28th Street
          New York, NY  10016
          Telecopy:  (212) 503-3560
          Attention:  General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          8M. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                    *                 *                 *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                            ZIFF DAVIS HOLDINGS INC.

                            By:      /s/ Bart W. Catalane
                                     --------------------

                            Its:     Chief Operating Officer and
                                     Chief Financial Officer

                            PURCHASERS:

                            WILLIS STEIN & PARTNERS III, L.P.
                            WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
                            WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
                            WILLIS STEIN & PARTNERS III-C, L.P.

                            By:  Willis Stein & Partners Management III, L.P.
                            Its:  General Partner

                            By:  Willis Stein & Partners Management III, L.L.C.
                            Its:  General Partner

                            By:      /s/ Daniel H. Blumenthal
                                     ------------------------

                                     Its:     Member

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A   -    Fifth Amended and Restated Certificate of Incorporation

Exhibit B   -    Amendment to Investor Rights Agreement

Exhibit C   -    Amendment to April Series B and Series C Stock Purchase
                 Agreement, May Series B and Series C Stock Purchase Agreement,
                 June Series B and Series C Stock Purchase Agreement and August
                 Series B And Series C Stock Purchase Agreement

Capitalization Schedule

Schedule of Purchasers

             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
             -------------------------------------------------------

                                   [ATTACHED]

                             CAPITALIZATION SCHEDULE
                             -----------------------

Outstanding Capital Stock As of the Closing:

[TO COME]

                             SCHEDULE OF PURCHASERS
                             ----------------------

                                                                       NUMBER OF
                                                                       SHARES OF
                                                                       SERIES D
                                                                       PREFERRED
                                                 NUMBER OF              ISSUED               NUMBER OF             TOTAL
                                                SHARES OF             HEREUNDER IN        SHARES OF SERIES
                                                 SERIES D             EXCHANGE FOR          D PREFERRED
                                                 PREFERRED              SERIES B              ISSUED
                                                 PURCHASED            PREFERRED AND         HEREUNDER IN
             HOLDER                              FOR CASH               SERIES C            EXCHANGE OF
                                                 HEREUNDER              PREFERRED            OLD NOTES
WILLIS STEIN & PARTNERS III, L.P.
One North Wacker, Suite 4800                     55,694.56              12,449.60            6,893.69            75,037.85
Chicago, IL 60606

WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
One North Wacker, Suite 4800                      1,676.94                 374.85              207.57             2,259.36
Chicago, IL 60606

WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
One North Wacker, Suite 4800                      1,676.94                 374.85              207.57             2,259.36
Chicago, IL 60606

WILLIS STEIN & PARTNERS III-C, L.P.
One North Wacker, Suite 4800                        482.96                 107.96               59.78               650.70
Chicago, IL 60606

TOTAL                                            59,531.40              13,307.26            7,368.61            80,207.27